Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 2, 2006, except for Note 13, which is as of August 10, 2007, relating to the consolidated financial statements of Neurobiological Technologies, Inc. which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such registration statement.

/s/    Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

August 10, 2007